U.S. Auto Parts Network, Inc.
2016 Equity Incentive Plan
Form of Performance Cash Bonus Award Grant Notice

U.S. Auto Parts Network, Inc. (the “Company”) hereby grants to Participant a Performance Cash Bonus Award (the “Award”) under the U.S. Auto Parts Network, Inc. 2016 Equity Incentive Plan (the “Plan”) as further specified on Exhibit A hereto. This Award is subject to all of the terms and conditions set forth in this Performance Cash Bonus Award Grant Notice (the “Grant Notice”) and in the Performance Cash Bonus Award Agreement (the “Agreement”) and the Plan, both of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined in this Grant Notice but defined in the Plan or the Agreement will have the same definitions as in the Plan or the Agreement.

Participant:

Date of Grant:

Performance Objectives:
The Award represents the right to receive a cash bonus only when the performance objectives set forth on Exhibit A have been achieved during the performance period ended December 29, 2018. The Award is subject to the terms and conditions set forth in the Agreement and in the Plan.

Subject to the terms and conditions of the Agreement and the Plan, the Award shall vest and become payable in cash as follows:

As soon as practicable following the completion of such performance period, and in any event no later than March 15, 2019, the Compensation Committee of the Company’s Board of Directors (the “Committee”) shall determine whether the performance objectives set forth on Exhibit A have been satisfied (the “Determination Date”). The amount of cash bonus payable under this Award shall be determined by the Committee based upon the extent to which the performance objectives set forth on Exhibit A have been satisfied. If the minimum performance objectives are not met, no cash bonus shall be payable to Participant.

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Agreement, the Plan and the stock plan prospectus for the Plan. Participant further acknowledges that as of the Date of Grant, this Grant Notice, the Agreement and the Plan set forth the entire understanding between Participant and the Company regarding this Award and supersede all prior oral and written agreements, promises and/or representations regarding this Award, with the exception, if applicable, of (i) any written employment, offer letter or severance agreement, or any written severance plan or policy specifying the terms that should govern this Award, (ii) the Company’s stock ownership guidelines, and (iii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law. By accepting this Award, Participant consents to receive this Grant Notice, the Agreement, the Plan, the stock plan prospectus for the Plan and any other Plan-related documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

U.S. Auto Parts Network, Inc.		Participant

By:
	Signature	Signature
Title:		Date:
Date:

Attachments: Performance Cash Bonus Award Agreement, 2016 Equity Incentive Plan, Prospectus

Exhibit A
The Award vests contingent upon the Company’s achievement of the applicable Adjusted EBITDA target in the chart below (the “Performance Objective”). For purposes hereof, “Adjusted EBITDA” shall be defined as income before interest expense, net, income tax provision, depreciation and amortization expense, amortization of intangible assets, plus share-based compensation expense, provided that the Committee may take into account additional one-time adjustments in its sole discretion on the Determination Date.
The Performance Objective must be achieved in order for the applicable cash bonus to vest.  If the minimum Performance Objective is not met (i.e. in excess of $____________ in Adjusted EBITDA), no cash bonus will be payable to the Participant.
The actual amount of the cash bonus to be earned will be assessed on a linear basis and the degree to which the Company achieves the Performance Objective (rounded down), as determined by the Committee on the Determination Date, will determine the actual amount of cash bonus to be earned.

[chart]

Attachment I

U.S. Auto Parts Network, Inc.
2016 Equity Incentive Plan
Form of Performance Cash Bonus Award Agreement
Pursuant to the accompanying Performance Cash Bonus Grant Notice (the “Grant Notice”) and this Performance Cash Bonus Award Agreement (the “Agreement”), U.S. Auto Parts Network, Inc. (the “Company”) has granted you a Performance Cash Bonus Award (the “Award”) under the U.S. Auto Parts Network, Inc. 2016 Equity Incentive Plan (the “Plan”) (the “Performance Cash Bonus”) set forth in the Grant Notice. This Award is granted to you effective as of the date of grant set forth in the Grant Notice (the “Date of Grant”). Capitalized terms not explicitly defined in this Agreement but defined in the Plan or the Grant Notice will have the same definitions as in the Plan or the Grant Notice.
1.Grant of the Award. This Agreement represents the Company’s unfunded and unsecured promise to pay cash, at a future date, subject to the terms of this Agreement and the Plan. This Award was granted in consideration of your services to the Company or an Affiliate.
2.Vesting. This Award will vest, if at all, and become payable as set forth in the Grant Notice. Subject to the terms of the Grant Notice, vesting will cease upon the termination of your Continuous Service. Subject to the terms of the Grant Notice, upon such termination of your Continuous Service, you will forfeit (at no cost to the Company) any Performance Cash Bonus subject to this Award that has not vested as of the date of such termination and you will have no further right, title or interest in such Performance Cash Bonus.
3.Transferability. Except as otherwise provided in this Section 3, this Award is not transferable, except by will or by the laws of descent and distribution and prior to the time that the Performance Cash Bonus becomes payable in respect of this Award, you may not transfer, pledge, sell or otherwise dispose of any portion of the Performance Cash Bonus in respect of this Award. For example, you may not use any portion of the Performance Cash Bonus in respect of this Award as security for a loan, nor may you transfer, pledge, sell or otherwise dispose of such Award. This restriction on transfer will lapse upon issuance to you of the Performance Cash Bonus in respect of this Award.
(a)Beneficiary Designation. Upon receiving written permission from the Board or its duly authorized designee, you may, by delivering written notice to the Company, in a form approved by the Company to effect transactions under the Plan, designate a third party who, in the event of your death, will thereafter be entitled to receive any distribution of cash or other consideration to which you were entitled at the time of your death pursuant to this Agreement. In the absence of such a designation, in the event of your death, the executor or administrator of your estate will be entitled to receive, on behalf of your estate, such cash or other consideration.

(b)Domestic Relations Orders. Upon receiving written permission from the Board or its duly authorized designee, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer your right to receive any distribution of cash or other consideration under this Award, pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by applicable law that contains the information required by the Company to effectuate the transfer. You are encouraged to discuss with the Company’s General Counsel the proposed terms of any such transfer prior to finalizing such domestic relations order, marital settlement agreement or other divorce or separation instrument to help ensure the required information is contained within the domestic relations order, marital settlement agreement or other divorce or separation instrument.
4.Award Not a Service Contract. Your Continuous Service is not for any specified term and may be terminated by you or by the Company or an Affiliate at any time, for any reason, with or without cause and with or without notice.  This Award is not an employment or service contract, and nothing in this Award (including, but not limited to, the vesting of the Performance Cash Bonus subject to this Award or the issuance of a cash bonus in respect of this Award), this Agreement, the Plan or any covenant of good faith and fair dealing that may be found implicit in this Award or Agreement or the Plan will: (i) create or confer upon you any right or obligation to continue in the employ or service of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment, service or affiliation; (iii) create or confer upon you any right or benefit under this Award unless such right or benefit has specifically accrued under the terms of this Agreement or the Plan; or (iv) deprive the Company of the right to terminate you at will and without regard to any future vesting opportunity that you may have, subject to the terms of the Grant Notice. In addition, nothing in this Award will obligate the Company or an Affiliate, their respective stockholders, boards of directors, Officers or Employees to continue any relationship that you might have as an Employee, Director or Consultant for the Company or an Affiliate.
5.Tax Withholding Obligations.
(a)On or before the time you receive a distribution of any Performance Cash Bonus in respect of this Award, and at any other time as reasonably requested by the Company in accordance with applicable tax laws, you agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate that arise in connection with this Award (the “Withholding Taxes”). Specifically, the Company or an Affiliate may, in its sole discretion, satisfy all or any portion of the Withholding Taxes relating to this Award by any means it deems appropriate.
(b)Unless the Withholding Taxes of the Company and/or any Affiliate are satisfied, the Company will have no obligation to issue to you any Performance Cash Bonus in respect of the Award.
(c)In the event the Company’s obligation to withhold arises prior to the issuance to you of a Performance Cash Bonus or it is determined after the issuance of a

Performance Cash Bonus to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.
6.Tax Consequences. The Company has no duty or obligation to minimize the tax consequences to you of this Award and will not be liable to you for any adverse tax consequences to you arising in connection with this Award. You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this Award and by accepting this Award, you have agreed that you have done so or knowingly and voluntarily declined to do so.
7.Notices. Any notices provided for in this Agreement or the Plan will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to this Award or participation in the Plan by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this Award, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
8.Governing Plan Document. This Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of this Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Except as otherwise expressly provided in the Grant Notice or this Agreement, in the event of any conflict between the terms in the Grant Notice or this Agreement and the terms of the Plan, the terms of the Plan will control.
9.Effect on Other Employee Benefit Plans. The value of this Award will not be included as compensation, earnings, salaries, or other similar terms used when calculating your benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.
10.Severability. If any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
11.Amendment. Any amendment to this Agreement must be in writing, signed by a duly authorized representative of the Company. Notwithstanding anything in the Plan to the contrary, the Board reserves the right to amend this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, interpretation, ruling, or judicial decision.

12.Clawback/Recovery. This Award (and any compensation paid under this Award) may be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.
13.Unsecured Obligation. This Award is unfunded, and as a holder of a vested Performance Cash Bonus, you will be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to pay cash or other property pursuant to this Agreement.
14.Compliance with Section 409A of the Code. This Award is intended to comply with the “short-term deferral” rule set forth in Treasury Regulations Section 1.409A-1(b)(4). However, if (i) this Award fails to satisfy the requirements of the short-term deferral rule and is otherwise not exempt from, and therefore deemed to be deferred compensation subject to, Section 409A of the Code, (ii) you are deemed by the Company at the time of your “separation from service” (as such term is defined in Treasury Regulations Section 1.409A-1(h) without regard to any alternative definition thereunder) to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, and (iii) any of the payments set forth herein are issuable upon such separation from service, then to the extent delayed commencement of any portion of such payments is required to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code and the related adverse taxation under Section 409A of the Code, such payments will not be provided to you prior to the earliest of (a) the date that is six months and one day after the date of such separation from service, (b) the date of your death, or (c) such earlier date as permitted under Section 409A of the Code without the imposition of adverse taxation. Upon the first business day following the expiration of such applicable Code Section 409A(a)(2)(B)(i) period, all payments deferred pursuant to this Section 14 will be paid in a lump sum to you, and any remaining payments due will be paid as otherwise provided herein. Each installment of Performance Cash Bonus that vests under this Award is a “separate payment” for purposes of Treasury Regulations Section 1.409A-2(b)(2).
15.Miscellaneous.
(a)The rights and obligations of the Company under this Award will be transferable to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by, the Company’s successors and assigns.
(b)You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of this Award.
(c)You acknowledge and agree that you have reviewed this Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting this Award, and fully understand all provisions of this Award.

(d)This Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
(e)All obligations of the Company under the Plan and this Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
*    *    *
This Performance Cash Bonus Award Agreement will be deemed to be signed by you upon the signing by you of the Performance Cash Bonus Award Grant Notice to which it is attached.